                                                                   Exhibit 10.25

20115386.3
07-08-02

                                 FIFTH AMENDMENT

         THIS FIFTH AMENDMENT dated as of June 30, 2002, by and among AKORN, INC., a Louisiana corporation ("Akorn"), AKORN (NEW JERSEY), INC., an Illinois corporation "Akorn NJ") (Akorn and Akorn NJ being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Lender");

                                   WITNESSETH:

                  WHEREAS, the following documents (collectively, the "Documents") were heretofore entered into by the parties indicated:

                  (i) Amended and Restated Credit Agreement dated as of September 15, 1999, among the Borrowers and the Lender (which, as amended by the documents referred to below, is referred to herein as the "Credit Agreement");

                  (ii) Amended and Restated Security Agreement dated as of December 29, 1997, from the Borrowers to the Lender;

                  (iii) Intellectual Property Security Agreement dated as of September 15, 1999, from Akorn to the Lender;

                  (iv) Junior Mortgage dated as of March 21, 2001, from Akorn to the Lender recorded in the Office of the Recorder of Deeds of Macon County, Illinois, on May 7, 2001, in Book 3056, Page 544;

                  (v) First Amendment dated as of December 28, 1999, among the Borrowers and the Lender;

                  (vi) Second Amendment and Waiver dated as of February 15, 2001, among the Borrowers and the Lender;

                  (vii) Third Amendment and Waiver dated as of April 16, 2001 (the "Third Amendment"), among the Borrowers and the Lender;

                  (viii) Note dated April 16, 2001, from the Borrowers to the Lender in the principal amount of $45,000,000;

                  (ix) Forbearance Agreement dated as of July 12, 2001 (the "Forbearance Agreement"), by and among the Borrowers and the Lender;

                  (x) Subordination and Standby Agreement dated as of July 12, 2001, by The John N. Kapoor Trust dated September 20, 1989, in favor of the Lender and containing the Acknowledgment of the Borrowers;

                  (xi) Waiver letter from the Lender to the Borrowers dated December 10, 2001, and accepted and agreed to by the Borrowers, relating to a loan to Akorn by NeoPharm, Inc., a Delaware corporation ("NeoPharm");


                  (xii) Subordination, Standby and Intercreditor Agreement dated as of December 20, 2001, between NeoPharm and the Lender and containing the Acknowledgment of Subordination by the Borrowers;

                  (xiii) Amendment to Forbearance Agreement dated as of December 20, 2001, by and among the Borrowers and the Lender;

                  (xiv) Notice dated January 30, 2002, from the Lender to the Borrowers, given pursuant to the Amendment to Forbearance Agreement referred to in (xiii) above;

                  (xv) Second Amendment to Forbearance Agreement dated as of February 21, 2002, by and among the Borrowers and the Lender; and

                  (xvi) Fourth Amendment dated as of January 1, 2002 (the "Fourth Amendment"), by and among the Borrowers and the Lender; and

                  WHEREAS, the parties desire to make certain modifications and amendments to the Documents, as previously modified and amended, as provided for herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  Section 1. Recitals Part of Agreement; References to Documents Defined Terms. (a) The foregoing recitals are hereby incorporated into and made a part of this Agreement.

                  (b) Except as otherwise stated herein, all references in this Agreement to any one or more of the Documents shall be deemed to include the previous modifications and amendments to the Documents provided for in the Documents described above, whether or not express reference is made to such previous modifications and amendments.

                  (c) The parties acknowledge that, by Section 1(c) of the Fourth Amendment, the following new defined terms were added in alphabetical order in Section 1.1 of the Credit Agreement:

                           "DEA" means the Drug Enforcement Administration of
                  the United States Department of Justice.

                           "SEC" means the United States Securities and Exchange
                  Commission.

                  (d) All capitalized terms used and not otherwise defined in this Agreement shall have the same meanings as the defined terms contained in the Credit Agreement, including the defined terms that were added to the Credit Agreement by the Fourth Amendment. Unless otherwise defined or the context otherwise, all financial and accounting terms used in this Agreement shall be defined in accordance with GAAP.

                  Section 2. Extension of Termination Date. The parties acknowledge that the date appearing in the definition of the term "Termination Date" in Section 1.1 of the Credit Agreement, as previously modified and amended, is "June 30, 2002". The definition of the term "Termination Date" in
Section 1.1 of the Credit Agreement, as previously modified and amended, is hereby further modified and amended by changing the date appearing therein from "June 30, 2002" to "July 31, 2002". The Lender agrees that such extension of the Termination Date supersedes the requirement in Section 5(c) of the Forbearance Agreement that the Borrowers pay all principal, interest and other amounts due under the Documents on the last day of the Forbearance Period under the Forbearance Agreement.

                  Section 3. Commitment Terminated. The parties acknowledge that pursuant to the terms of Section 4 of the Forbearance Agreement, the Commitment of the Lender to make Advances and to issue Letters of Credit under the Credit Agreement is not in effect and shall not be in effect from and after the date of this Agreement, and that the Lender is not and shall not be obligated to make, and that the Borrowers do not and shall not have the right to receive, any additional Advances or Letters of Credit under the Credit Agreement from and after the date of this Agreement.

                  Section 4. Interest Rate. The parties acknowledge that pursuant to the terms of the Credit Agreement as modified and amended by the Third Amendment, absent the occurrence and continuance of an Event of Default under the Documents and notice, the interest rate on the Loans is the Prime Rate, which is defined as that rate per year announced from time to time by the Lender called its prime rate, which rate at any time may not be the lowest rate charged by the Lender, plus 3% per annum.

                  Section 5. Mandatory Principal Payments. (a) The parties acknowledge that the principal amount of the Loans outstanding on the date of this Agreement is $39,200,000.

                  (b) Section 2.3 of the Credit Agreement, as previously modified and amended, is hereby amended and restated in its entirety to read as follows:

                           2.3 Voluntary and Mandatory Prepayments.

                           (a) Voluntary Prepayments. Borrowers shall have the
                  right at any time on three (3) days' prior written notice to the Lender to voluntarily prepay all or part of the Loans, and no prepayment fee, premium or penalty shall be payable in connection with any such voluntary prepayment.

                           (b) Mandatory Prepayments.

                                    (i) [Intentionally Omitted]

                                    (ii) [Intentionally Omitted]

                                    (iii) Borrowers shall immediately pay all of
                           the principal of and interest on the Loans if any of the following shall occur:

                                             (A) At any time after January 1,
                                    2002, the FDA shall file any judicial or administrative proceeding or take any administrative action that results in a partial or total suspension of production or shipment of products for the account of either of

                                    Borrowers or under any contract under which either of Borrowers manufactures product for any third party.

                                             (B) Borrowers at any time rescind
                                    any written request to the FDA to make a re-inspection relating to the 483 M Warning Letter issued by the FDA.

                                             (C) At any time after January 1,
                                    2002, Borrowers fail to make a written
                                    response, within 10 Business Days, to the FDA, with a copy to the Lender, to any written communication received from the FDA after January 1, 2002, that raises any deficiencies.

                                             (D) At any time after January 1,
                                    2002, one or more fines, penalties or other monetary obligation due and payable to any Governmental Authority is assessed against Borrowers, or either of them, and the aggregate amount thereof is more than $250,000.

                                             (E) At any time after January 1,
                                    2002, the stock of Akorn is neither listed on any securities exchange or the Nasdaq National Market nor traded on the Pink Sheets.

                                             (F) At any time after January 1,
                                    2002, there is any restatement of or
                                    adjustment to the operating results of
                                    Borrowers for any one or more Fiscal Years ended on or prior to December 31, 2001, and the aggregate amount of all such restatements and adjustments is more than $27,000,000.

                                             (G) [Intentionally Omitted]

                                             (H) [Intentionally Omitted]

                                             (I) At any time after April 12,
                                    2002, any materially adverse action is taken by the FDA, the SEC, the DEA, or any other Governmental Authority, or any state or federal court, with respect to either of Borrowers, based on an alleged failure to comply with laws or regulations, including, without limitation, any ban on sale, recall or seizure of products, any total or partial suspension of production, or the entry of any restraining order or injunction against violations of the law, or the filing of any judicial or administrative proceeding seeking any of the foregoing; provided, however, that the foregoing provisions of this subparagraph (I) shall not apply to a consent decree relating to SEC or DEA matters, or the judicial proceeding in which it is entered, if such consent decree does not result in the occurrence of any of the events described in subparagraphs (A) through (H) above.

                  Section 6. Collection and Deposit of Cash Receipts. (a) Notwithstanding the provisions of Section 6(a) of the Forbearance Agreement, the authority granted to the Borrowers by the Lender in Section 6(a) of the Forbearance Agreement to collect their accounts receivable shall not terminate at the end of the Forbearance Period, and such authority shall continue until the Termination Date or the earlier occurrence of any Event of Default. This paragraph (a) restates the provisions of Section 6(a) of the Fourth Amendment.

                  (b) The provisions of Sections 6(b), (c), (d) and (e) of the Forbearance Agreement (which relate to, among other things, the requirement that the Borrowers deposit cash receipts in an account at the Lender and have their cash and investments on deposit in accounts maintained with the Lender) shall continue to apply from and after the date of this Agreement, and without limitation on the generality of such provisions, those provision shall apply with respect to the proceeds of any offering of securities by either of the Borrowers; provided, however, that unless and until an Event of Default has occurred and is continuing, the Lender shall not exercise the rights referred to in Section 6(c) of the Credit Agreement or the right to apply payments or proceeds on deposit in the lockbox account referred to in Section 6(d) of the Credit Agreement to the Obligations of the Borrowers under the Documents. The Credit Agreement is hereby modified and amended to incorporate the provisions of this paragraph. This paragraph (b) restates the provisions of Section 6(b) of the Fourth Amendment.

                  Section 7. Fees and Expenses. The provisions of Section 8 of the Forbearance Agreement shall continue to apply from and after the date of this Agreement and the Credit Agreement is hereby modified and amended to incorporate the provisions of this Section. This Section restates the provisions of Section 7 of the Fourth Amendment.

                  Section 8. Lender's Consultant and Personnel. The Borrowers understand that the Lender or its counsel may from time to time engage consultants in connection with the Loans and that the Lender's collateral evaluation personnel will from time to time, and with such frequency as the Lender deems appropriate, make visits to the Borrowers' places of business to inspect the tangible collateral for the Loan, review the books and records of the Borrowers and confer with the Borrowers' personnel. The Borrowers shall cooperate with such consultants and collateral evaluation personnel and allow them to have access to the Borrowers' books and records and personnel and to the collateral for the Loan. The Borrowers acknowledge that the fees of such consultant shall be reimbursable to the Lender by the Borrowers in accordance with Section 10.4 of the Credit Agreement. The provisions of this Section are without limitation on the provisions of Section 2.11 of the Credit Agreement. The foregoing provisions of this Section supersede and replace the provisions of
Section 8 of the Fourth Amendment and the Credit Agreement is hereby modified and amended to incorporate the foregoing provisions of this Section.

                  Section 9. Indebtedness. (a) The provisions of Sections 7(b),
(c) and (d) of the Forbearance Agreement (which relate to matters concerning subordinated loan transactions) shall continue to apply from and after the date of this Agreement. This paragraph (a) restates the provisions of Section 9(a) of the Fourth Amendment.

                  (b) The parties acknowledge that, by Section 9(b) of the Fourth Amendment, Section 7.3 of the Credit Agreement was modified and amended by adding the following sentence at the end thereof:

                  In addition to the foregoing restrictions contained in this Section, from and after January 1, 2002, Borrowers shall not incur any additional Indebtedness other than (i) obligations to trade creditors incurred in the ordinary course of business, and (ii) obligations to vendors in connection with capital expenditures that do not violate the conditions provided for in Section 7.18 of this Agreement.

                  Section 10. Amendments to Section 7.10 of Credit Agreement. The parties acknowledge that, by Section 10 of the Fourth Amendment, Section
7.10 of the Credit Agreement, as previously modified and amended, was modified and amended by deleting clauses (a) through (f) thereof. The parties acknowledge that, by Sections 11 and 12 of the Fourth Amendment, new clauses (g) and (h) were added to Section 7.10 of the Credit Agreement, which new clauses (g) is restated in Sections 11 of this Agreement, and which new clause (h) is modified and amended in Section 12 of this Agreement.

                  Section 11. Inventory Matters. (a) The provisions of Section 10 of the Forbearance Agreement shall no longer apply from and after the date of this Agreement. This paragraph (a) restates the provisions of Section 11(a) of the Fourth Amendment.

                  (b) The parties acknowledge that, by Section 11(b) of the Fourth Amendment, the following new clause (g) was added to Section 7.10 of the Credit Agreement:

                           (g) Commencing with the three-month period ended
                  January 31, 2002, for each period of three calendar months, Borrowers' returns of inventory for credit shall not exceed $750,000.

                  Section 12. Receipts. (a) The parties acknowledge that, by
Section 12(a) of the Fourth Amendment, the following new defined terms were added in alphabetical order in Section 1.1 of the Credit Agreement:

                           "Gross Receipts" shall mean, for any period, the
                  amount of the gross proceeds received by Borrowers during such period from sales of merchandise, including collections of accounts receivable, all determined on a cash basis.

                           "Net Receipts" shall mean, for any period, an amount
                  equal to (i) the amount of Gross Receipts for such period, minus (ii) the amount of all of the cash expenditures of Borrowers during such period, excluding only capital expenditures that are permitted under the provisions of
                  Section 7.18 of this Agreement; all determined on a cash basis.

                  (b) The parties acknowledge that, by Section 12(b) of the Fourth Amendment, a new clause (h) was added to Section 7.10 of the Credit Agreement:, which new clause (h) is hereby modified and amended in its entirety to read as follows:

                           (h) For the periods commencing on January 1, 2002,
                  and ending on the last day of each of the months set forth in Column A below, the cumulative Gross Receipts and cumulative Net Receipts of Borrowers shall be not less than the amount set forth beside such month in Column B and Column C below, respectively:

                        Column A                Column B                        Column C
                        --------                --------                        --------
                                           Cumulative Gross               Cumulative Net
                                           Receipts For Period            Receipts For Period
                                           January 1, 2002,               January 1, 2002,
                                           through Last Day of            through Last Day of
                  Month, 2002              Month Not Less Than            Month Not Less Than
                  -----------              -------------------            -------------------
                  March                       $11,500,000                              $0
                  April                       $15,500,000                        $430,000
                  May                         $19,400,000                        $525,000
                  June                        $23,300,000                      $1,115,000

                  Borrowers acknowledge and agree that the amounts provided for in this clause have been established at levels that are substantially lower than Borrowers' actual expectations, and that any failure to satisfy the foregoing condition of this clause shall be deemed to be material, regardless of the amount of such failure.

                  Section 13. Dividends. From and after the date of this Agreement, the Borrowers shall not pay any cash dividend on any of their capital stock, and Section 7.14 of the Credit Agreement is hereby modified and amended accordingly. This Section restates the provisions of Section 13 of the Fourth Amendment.

                  Section 14. Capital Expenditures. The Borrowers together in the aggregate shall not make capital expenditures of more than $4,976,000 during the first seven months of the calendar year 2002, which capital expenditures shall consist only of the following:

                  (i) Capital expenditures in an aggregate amount not exceeding $1,160,000 made at Akorn's Decatur, Illinois, place of business for the purpose of complying with requirements of the FDA.

                  (ii) Other capital expenditures in an aggregate amount not exceeding $215,000 made at Akorn's Decatur, Illinois, place of business

                  (iii) Capital expenditures in connection with Akorn's lyophilization project, in an aggregate amount not exceeding $2,773,000, paid from the proceeds of the loan to Akorn from NeoPharm.

                  (iv) Up to $600,000 for interest required to be capitalized under GAAP on borrowings to finance Akorn's lyophilization project.

                  (v) Other capital expenditures in an aggregate amount not exceeding $180,000 made in accordance with the capital expenditures budget previously furnished to the Lender by the Borrowers.

                  (vi) Other capital expenditures in an aggregate amount not exceeding $87,000.

The foregoing provisions of this Section supersede and replace the provisions of
Section 14 of the Fourth Amendment and Section 7.18 of the Credit Agreement is hereby modified and amended to include the foregoing provisions of this Section.

                  Section 15. Regulatory and Stock Listing Matters. The provision that was added at the end of Section 6.14 of the Credit Agreement by the Fourth Amendment is hereby modified and amended in its entirety to read as follows:

                  Borrowers shall provide the Lender with copies of (i) any communications to or from the FDA (whether relating to the 483 M Warning Letter received by Akorn from the FDA, or relating to any other matters), the SEC, the DEA or any other Governmental Authority, or any United States attorney, concerning any investigation or inquiry, and shall inform the Lender of the substance of any oral communication with the FDA, the SEC, the DEA or any other Governmental Authority, or any United States attorney, concerning any of such matters, and (ii) any communications to or from the The Nasdaq Stock Market, Inc., or any other securities exchange concerning the de-listing or listing of Akorn's stock; in each case not later than the first Business Day after the date of any such communication.

                  Section 16. Reports and Notices. From and after the date of this Agreement, the Borrowers shall provide the Lender with the Financial Statements, reports and notices provided for in the following paragraphs of this Section, and Section 5.1 of the Credit Agreement, as previously modified and amended, is hereby modified and amended accordingly:

                  (a) Quarterly Reports of Borrowers. Within forty-five (45) days after the end of each Fiscal Quarter of Borrowers, Borrowers shall deliver to Lender a copy of an unaudited financial statement of Borrowers prepared on a basis consistent with the audited financial statements of Borrowers previously furnished to Lender and, if requested by Lender, prepared on a consolidating and consolidated basis, signed by an authorized officer of Akorn and consisting of at least (I) a balance sheet as at the close of such quarter and (ii) a statement of earnings and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

                  (b) Audit Report of Borrowers. Within one hundred twenty (120) days after the end of each Fiscal Year of Borrowers, Borrowers shall deliver to Lender a copy of an annual audit report of Borrowers prepared in conformity with GAAP on a basis consistent with the audited financial statements of Borrowers and any Subsidiary and, if requested by Lender, prepared on a consolidating and consolidated basis, duly certified by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification; provided, however, that in the case of Fiscal Year 2001, if the annual audit report has not been issued within such time period, Borrowers shall deliver unaudited financial statements within such time period and shall deliver the annual audit report within five days after it is issued.

                  (c) Certificates. Contemporaneously with the furnishing of a copy of each annual audit report and of each quarterly statement provided herein, Borrowers shall deliver to Lender a certificate dated the date of such annual audit report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of each Borrower, to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, any financial ratio or restriction contained in the Credit Agreement.

                  (d) Notice of Default, Litigation and ERISA Matters. Immediately upon learning of the occurrence of any of the following, Borrowers shall deliver to Lender written notice describing the same and the steps being taken by Borrowers or any Subsidiary affected in respect thereof: (i) the occurrence of a Default or an Event of Default; or (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to any Borrower; (iii) receipt of any notice or communication that the operations of the Borrowers or any Subsidiary are not in compliance in all material respects with requirements of any applicable Governmental Authority, including but not limited to, FDA and DEA, or
         (iv) the occurrence of any ERISA Event.

                  (e) Other Information. Borrowers shall deliver to Lender such other information and documents, financial or otherwise, in the addition to the information and documents specifically referred to herein as Lender may from time to time request.

                  (f) Reports of Akorn. (i) Within forty-five (45) days after the end of each fiscal quarter of Akorn, Borrowers shall deliver to Lender a copy of Form 10-Q as filed by or on behalf of Akorn with the Securities and Exchange Commission, and (ii) within one hundred twenty
         (120) days after the end of each fiscal year of Akorn, a copy of Form 10- K as filed by or on behalf of Akorn with the Securities and Exchange Commission.

                  (g) Monthly Reports. Within fifteen (15) Business Days after the end of each month, beginning with the month ending December 31, 2001, Borrowers shall deliver to Lender a copy of an unaudited financial statement of the Borrowers for such month, in form and substance satisfactory to the Lender, prepared on a basis consistent with the audited financial statements of the Borrowers previously furnished to the Lender and, if required by the Lender, prepared on a consolidating and consolidated basis, signed by an authorized officer of Akorn and consisting of at least a balance sheet as at the end of such month and a statement of earnings and cash flow for such month.

                  (h) Reports Relating to Receipts. The Borrowers shall deliver the following reports to the Lender relating to Gross Receipts and Net
         Receipts:

                           (i) On or before Wednesday of each week, the
                  Borrowers shall deliver to the Lender a report of actual Gross Receipts and Net Receipts for the one-week period ending on the immediately preceding Friday, and forecast Gross Receipts and Net Receipts for the next 12 weeks, prepared in the format of Exhibit A attached to this Agreement and signed by officers of the Borrowers.

                           (ii) Within two Business Days after the end of each
                  calendar month commencing with the month of March, 2002, the Borrowers shall deliver to the Lender a report of Gross Receipts and Net Receipts for such month and for the period commencing January 1, 2002, and ending on the last day of such month, which reports shall be prepared in reasonable detail and in a format acceptable to the Lender and shall be signed by officers of the Borrowers.

                  (i) Monitoring Reports. The Borrowers shall deliver to the Lender each of the monitoring reports specified in Exhibit B attached to this Agreement, with the frequency and by the dates specified in Exhibit B, each of which reports shall be prepared in reasonable detail and in a format acceptable to the Lender and shall be signed by officers of the Borrowers.

                  (j) Status Reports. On or before the 15th and the last day of each month commencing April 30,2002, the Borrowers shall deliver to the Lenders (i) a status report concerning any investigation or inquiry then in progress by the FDA, the SEC, the DEA or any other Governmental Authority, describing the current status of such investigation or inquiry, the schedule for future action and any significant events that have occurred since the date of the last such report and (ii) a status report concerning the listing of Akorn's stock on the Nasdaq National Market or any other securities exchange. All such reports shall be prepared in such detail and form, and shall contain such information, as the Lender shall from time to time require.

The foregoing provisions of this Section supersede and replace the provisions of
Section 16 of the Fourth Amendment.

                  Section 17. Security Interests. The parties acknowledge that, by Section 17 of the Fourth Amendment, the Credit Agreement was modified and amended by adding the following new Section 6.17 thereto:

                  6.17. Security Interests. Without limitation on any other provisions of the Loan Documents, Borrowers shall cooperate with Lender by executing and delivering from time to time such documents as Lender shall deem necessary or advisable in order to conform to the provisions of Revised Article 9 of the Uniform Commercial Code and to perfect Lender's security interest in any intellectual property of Borrowers in addition to that described in the Security Agreement.

                  Section 18. [Intentionally Omitted]

                  Section 19. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

                  (a) Akorn is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and duly qualified to do business and in good standing in the States of Illinois and California, has all necessary power to carry on its present business, and has full right, power and authority to enter into and execute and deliver this Agreement and to otherwise perform and consummate the transactions contemplated thereby.

                  (b) Akorn NJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and duly qualified to do business and in good standing in the State of New Jersey, has all necessary power to carry on its present business, and has full right, power and authority to enter into and execute and deliver this Agreement and to otherwise perform and consummate the transactions contemplated thereby.

                  (c) This Agreement and the Documents have been duly authorized, executed and delivered by the Borrowers and constitute valid and legally binding obligations enforceable against the Borrowers in accordance with their terms, subject to bankruptcy, insolvency and other laws of general application relating to the enforcement of creditors rights. The execution and delivery of this Agreement and the Documents and compliance with the provisions thereof under the circumstances contemplated therein do not and will not conflict with or constitute a breach or violation of or default under the articles of incorporation or bylaws of either of the Borrowers, or any agreement or other instrument to which either of the Borrowers are party, or by which either of them are bound, or to which their properties are subject, or any existing law, administrative regulation, court order or consent decree to which either of them are subject.

                  (d) There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement or the Documents, or questioning the validity thereof, or in any way contesting the existence or powers of either of the Borrowers, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or the Documents.

                  (e) Except as disclosed in Exhibit C attached to this Agreement, there is no litigation or administrative proceeding pending or threatened against either of the Borrowers.

                  (f) Schedules 4.2, 4.8, 4.9, 4.13, 4.15, 4.17, 4.18, 4.19,
         7.3, 7.4(a), 7.7 and 10.10 attached to this Agreement contain accurate and complete current updates of the information contained in the corresponding Schedules attached to the Credit Agreement.

                  Section 20. Time of Essence. Time is of the essence of this Agreement and each of the provisions hereof.

                  Section 21. Joint and Several Obligation. The obligations of the Borrowers under this Agreement shall be joint and several.

                  Section 22. Release of Lender. To the extent permitted by applicable law, each of the Borrowers hereby releases and forever discharges the Lender and its past, present and future parent corporations, subsidiaries, affiliates and divisions, and their respective past, present and future shareholders, directors, officers, employees, attorneys, agents, investigators and insurers, and the heirs, administrators, executors, legal representatives, trustees, successors and assigns of each of the foregoing, of and from any and all claims of any kind or character whatsoever, whether now known or hereafter discovered, absolute or contingent, direct or indirect, arising out of any act, event or occurrence of any sort whatsoever occurring on or prior to the date of this Agreement; provided, however, that the Borrowers do not hereby release the right to performance by the Lender of its obligations under the Documents and this Agreement arising on and after the date of this Agreement. The Borrowers shall forever refrain and forbear from commencing or prosecuting any lawsuit or other proceeding against the Lender based upon, arising out of or connected with any of the claims released in this Agreement.

                  Section 23. Documents to Remain In Effect; Confirmation of Obligations; References. Each of the Documents shall remain in full force and effect as originally executed and delivered by the parties, as previously modified and amended by one or more of the other Documents and as modified and amended by this Agreement. In order to induce the Lender to enter into this Agreement, the Borrowers hereby (i) confirm and reaffirm all of their obligations under each of the Documents, as previously modified and amended by one or more of the other Documents and modified and amended by this Agreement;
(ii) acknowledge and agree that the Lender, by entering into this Agreement, does not waive any existing or future default or event of default under any of the Documents, or any rights or remedies under any of the Documents, except as expressly provided herein; (iii) acknowledge and agree that the Lender has not heretofore waived any default or event of default under any of the Documents, or any rights or remedies under any of the Documents, other than as expressly provided in the Documents; and (iv) acknowledge that they do not have any defense, set-off or counterclaim to the payment or performance of any of their obligations under the Documents, as previously modified and amended by one or more of the other Documents and modified and amended by this Agreement.

                  Section 24. Confirmation of Certifications, Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrowers hereby certify, represent and warrant to the Lender that, except as otherwise disclosed to the Lender in writing on or prior to the date hereof, including in this Agreement and in the Exhibits and Schedules attached hereto and/or in documents submitted to the Lender prior to the date hereof (including, but not limited to, any and all financial statements and reports, budgets, statements of cash flow and governmental reports and filings) (collectively referred to herein as "Disclosures"), all certifications, representations and warranties contained in the Documents and in all certificates heretofore delivered to the Lender are true and correct as of the date hereof in all material respects, and, subject to such Disclosures, all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Agreement.

                  Section 25. Entire Agreement. This Agreement sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than as are herein set forth.

                  Section 26. Successors. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors, assigns and legal representatives.

                  Section 27. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  Section 28. Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by a written instrument executed by all of the parties hereto.

                  Section 29. Construction. (a) The words "hereof," "herein," and "hereunder," and other words of a similar import refer to this Agreement as a whole and not to the individual Sections in which such terms are used.

                  (b) References to Sections and other subdivisions of this Agreement are to the designated Sections and other subdivisions of this Agreement as originally executed.

                  (c) The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

                  (d) Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders.

                  (e) Each party to this Agreement and legal counsel for each party have participated in the drafting of this Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

                  Section 30. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 31. Governing Law. This Agreement is prepared and entered into with the intention that the law of the State of Illinois shall govern its construction and enforcement.


                       [SIGNATURE PAGE(S) AND EXHIBIT(S),
                            IF ANY, FOLLOW THIS PAGE]

                  IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.

                                  AKORN, INC.



                                  By____________________________________________
                                    Title:


                                  AKORN (NEW JERSEY), INC.



                                  By____________________________________________
                                    Title:


                                  THE NORTHERN TRUST COMPANY



                                  By____________________________________________
                                                  Vice President

                                    EXHIBIT A

                FORMAT OF GROSS RECEIPTS AND NET RECEIPTS REPORT

                                    EXHIBIT B

                               MONITORING REPORTS

      Report                                                      Frequency                  Due By
1.    Accounts Receivable Roll Forward                            Weekly                     Following Wednesday
2.    Accounts Payable Roll Forward                               Weekly                     Following Wednesday
3.    Income Statement, Balance Sheet, Cash Flow                  Monthly                    15th following month
4.    Summary Accounts Receivable Aging                           Monthly                    15th following month
5.    Summary Accounts Payable Aging                              Monthly                    15th
6.    Wholesaler Inventory Days on Hand, to include
      description of sale above 90 days stock level               Monthly                    15th following month
7.    FDA Warning Letter update detailing key issues,
      action plan update, key tasks accomplished,
      tasks past due and copies of all FDA
      communications                                              Monthly                    15th following month
8.    Lyophilization project update detailing progress
      on completion of project, comparison of
      expenditures and sales to budget                            Monthly                    15th following month
9.    Sales analysis by wholesaler, monthly, quarterly
      and annual                                                  Monthly                    15th following month
10.   Inventory item turn and margin analysis                     Quarterly                  15th following month
11.   New product development report detailing
      progress in NDA and ANDA pipelines, to include
      minutes from the New Product Committee                      Monthly                    15th

                                    EXHIBIT C

                    LITIGATION AND ADMINISTRATIVE PROCEEDINGS

1.    [Intentionally Omitted]

2. Matters relating to 483 M Warning Letter issued to Akorn, Inc., by the Food and Drug Administration

3.    Additional matters disclosed in Schedule 4.8

4.    SEC investigation described in SEC letter dated March 27, 2002

5. DEA investigation described in United States Attorney, Central District of Illinois, letter dated March 6, 2002

                                  SCHEDULE 4.2

                                EXECUTIVE OFFICES


Same as Schedule 4.2 attached to the Credit Agreement

                                  SCHEDULE 4.8

                                  LABOR MATTERS

EMPLOYMENT AGREEMENTS

Akorn Inc                                                          None

Akorn (New Jersey), Inc.                                           None

CONSULTING AGREEMENTS

Akorn Inc                                                          EJ Financial Enterprises, Inc. (affiliate)

Akorn (New Jersey), Inc.                                           None

MANAGEMENT AGREEMENTS

Akorn Inc                                                          None

Akorn (New Jersey), Inc.                                           None

COLLECTIVE BARGAINING AGREEMENTS

Akorn Inc                                                          None

Akorn (New Jersey), Inc.                                           None

ORGANIZING ACTIVITY PENDING OR THREATENED

Akorn Inc                                                          None

Akorn (New Jersey), Inc.                                           None

NLRB REPRESENTATION PROCEEDINGS PENDING OR THREATENED

Akorn Inc                                                          None

Akorn (New Jersey), Inc.                                           None

EMPLOYMENT RELATED COMPLAINTS OR CHARGES PENDING OR THREATENED

Akorn, Inc.                                                        None

Akorn (New Jersey), Inc.                                           None

                                  SCHEDULE 4.9

                      VENTURES, SUBSIDIARIES AND AFFILIATES
                                OUTSTANDING STOCK

Same as Schedule 4.9 attached to the Credit Agreement with the following changes in the number of shares of outstanding stock:

1.    Change 18,241,246 to 19,578,573

2.    Change 687,032 to 606,901

3.    Change 3,703,581 to 1,093,477

                                  SCHEDULE 4.13

                                   ERISA PLANS

Same as Schedule 4.13 attached to the Credit Agreement

                                  SCHEDULE 4.15

                      INTELLECTUAL PROPERTY AND TRADE NAMES

Akorn, Inc., and Akorn (New Jersey), Inc., conduct business under the names Akorn Ophthalmics and Akorn, Inc.

Akorn, Inc.                     See Exhibit A attached hereto

                                Exclusive, royalty-free license to make and have made Piroxicam (patents held by Pfizer) anywhere in the world for use and sale in prescription ophthalmic applications to be sold by prescription

                                License Agreement from Johns Hopkins for methods and instrumentation related to two patents for treating macular degeneration.

Akron (New Jersey), Inc.        See Exhibit A attached hereto

                                  SCHEDULE 4.17

                               HAZARDOUS MATERIALS


Same as Schedule 4.17 attached to the Credit Agreement

                                  SCHEDULE 4.18

                               INSURANCE POLICIES

Akorn, Inc. and Subsidiaries

Policy periods run to April 24, 2003 for Directors and Officers and to January 29, 2003 for all other policies. Premiums for the current policy periods have been paid in full.

Commercial General Liability  Hartford Fire Insurance Company
                              Policy #42UUVUA559
                              General aggregate $2,000,000
                              Each occurrence $1,000,000

Excess Liability              Hartford Fire Insurance Company
                              Policy #42RHVUA8534
                              General aggregate $10,000,000
                              Each occurrence $10,000,000

Commercial Package            Hartford Fire Insurance Company
                              Policy #42UUVUA559
                              Property limits $61,767,471
                              Business interruption limits $10,000,000
                              Retention $5,000 per occurrence

Commercial Automobile         Hartford Fire Insurance Company
                              Policy #42UUVUA559
                              Combined single limit $1,000,000
                              Deductible $250 comprehensive
                              $500 collision

Workers Compensation          Hartford Casualty Insurance Company
                              Policy #42WEVGU2114
                              Limits each accident $500,000

Directors and Officers        Greenwich Insurance Company Liability
                              Policy #ELU-83244-02
                              General aggregate $5,000,000
                              Retention $350,000

Product/Clinical Trial        North American Capacity Insurance
                              Company Liability
                              Policy #BLG-0000-113-00
                              General aggregate $10,000,000
                              Each occurrence $10,000,000
                              Retention $50,000/claim; $250,000
                              aggregate

Executive Protection          Federal Insurance Company
                              Policy #8153-14-29
                              Limit $1,000,000
                              Retention $2,500

                                  SCHEDULE 4.19

                        DEPOSIT AND DISBURSEMENT ACCOUNTS

Akorn, Inc.

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
(312) 630-6000 Akorn operating account #86746 Controlled disbursements (A/P) 30286746 Payroll disbursements 30386746 Akorn lockbox 30186746 and 30486746 Health Insurance 30786746 Flexible Spending 31286746 401(k) 31386746 Blocked Account 1525034

Akorn, Inc.

American National Bank
120 South LaSalle Street
Chicago, Illinois 60603-3400
(312) 661-5000
Akorn Merchant Account #5300107421
(Credit Card Account)

Akorn (New Jersey), Inc.

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
(312) 630-6000
Controlled disbursements 30986746
Payroll 31186746

                                  SCHEDULE 7.3

                                  INDEBTEDNESS


The Borrowers have the following outstanding Indebtedness:

Akron, Inc.

Mortgage loans #98021904 and 98021903 to Standard Mortgage Investors, secured by Decatur real properties; principal balance at June 1, 2002, $1,796,960.64, final payment due June 2008

Indebtedness of $5,000,000 to The John N. Kapoor Trust dated September 20, 1989 under Convertible Bridge Loan and Warrant Agreement dated July 12, 2001

Indebtedness of $3,250,000 to NeoPharm, Inc., under Promissory Note dated December 20, 2001

Akorn (New Jersey), Inc.

None

                                 SCHEDULE 7.4(a)

                          TRANSACTIONS WITH AFFILIATES


Same as Schedule 7.4(a) attached to the Credit Agreement

                                  SCHEDULE 7.7

                                      LIENS


Akorn, Inc.

      1. Operating lease #8197-001 with National City Leasing Corporation financing production equipment. Total acquisition cost of $3,811,028.93. Monthly rent of $52,577.71 through December 26, 2007.

      2. See Schedule 7.3.

Akron (New Jersey), Inc.

None

                                 SCHEDULE 10.10

                              AUTHORIZED SIGNATURES


Akorn, Inc.

John M. Kapoor, Chief Executive Officer

Bernard J. Pothast, Vice President, Chief Financial Officer, Secretary and Treasurer

Akron (New Jersey), Inc.

John M. Kapoor, Chief Executive Officer

Bernard J. Pothast, Vice President, Secretary and Treasurer